UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 6, 2019 (Date of earliest event reported)

T2 Biosystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices and zip code)

(781) 761-4646

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2019, T2 Biosystems, Inc. (the “Company”), entered into an agreement (the “BARDA Agreement”) with the Biomedical Advanced Research and Development Authority of the U.S. Department of Health and Human Services (“BARDA”), which may provide up to $69 million in funding to support the further development of the Company’s portfolio of diagnostics for sepsis-causing pathogens and antibiotic-resistance genes, including a direct-from-blood panel for detection of biothreat pathogens, including threats such as B. anthracis, F. tularensis, Burkholderia spp., Y. pestis, R. prowazekii, and toxin genes; a separate panel that is expected to cover 99% of all bloodborne bacterial infections by means of greater than 36 reported results (including detection of greater than 250 species), including pan-Gram positive and pan-Gram negative results, in addition to the bloodborne antibiotic resistant threats identified by the Centers for Disease Control and Prevention; and a next-generation high-throughput instrument.

The BARDA Agreement is a cost-sharing contract that consists of an initial base period and seven option periods that BARDA may exercise in its sole discretion pursuant to the BARDA Agreement, subject to the Company achieving specified milestones and deliverables. The BARDA Agreement provides for initial commitment by BARDA of an aggregate of $6 million for the initial base period, and up to an additional $63 million if the remaining seven option periods are exercised by BARDA. Under the cost-sharing arrangement, T2 Biosystems will be responsible for a designated portion of the costs associated with each period of work. If all option periods are exercised by BARDA, the estimated period of performance would be extended until approximately August 2024. BARDA is entitled to terminate the projects under the BARDA Agreement for convenience at any time and is not obligated to provide continued funding beyond the base contract.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2019	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
CEO & President